Exhibit 99.1

For Immediate Release

IR Contact	Media Contact
David Waldman/Jody Burfening	Chenoa Taitt
Lippert/Heilshorn & Associates	Lippert/Heilshorn & Associates
dwaldman@lhai.com	ctaitt@lhai.com
(212) 838-3777	(212) 838-3777

QSGI Reports 79.3% Increase in Revenue for the Fourth Quarter of 2005
Strong Revenue Growth Across All Three Divisions

HIGHTSTOWN, NJ—February 23, 2006—QSGI INC. (PCX: QGI) today reported financial results for the fourth quarter and twelve months ended December 31, 2005.

Fourth Quarter 2005 Financial Highlights (year-over-year):
•	Total revenue increased 79.3% to $11.4 million
•	Data Security & Compliance division revenue increased 143.7% to $4.9 million
•	Data Center Hardware & Maintenance divisions revenue increased 51.3% to $6.8 million and achieved profitability on a standalone basis
•	Net loss was $42,000 or $0.00 per share, which included expenses related to one-time events and adjustments to inventory accounts totaling $203,000, offset by a tax benefit of $269,000

Twelve Months Ended December 31, 2005 Financial Highlights (year-over-year):
•	Total revenue increased 64.8% to $36.4 million
•	Data Security & Compliance revenue increased 43.6% to $14.9 million

Marc Sherman, chairman and chief executive officer of QSGI, commented, “The sales force and management enhancements we completed in 2005 have begun generating measurable results, with all three divisions producing strong revenue growth, ending the year up 64.8% company-wide. During the fourth quarter alone, we signed more than 9 new Data Security & Compliance customers and more than 14 new Data Center Hardware & Maintenance customers, which are continuing to ramp up in the first quarter of 2006. As a result, we have improved visibility heading into 2006, giving us confidence that we can maintain strong double-digit year-over-year revenue growth for the balance of this year and the foreseeable future.”

Mr. Sherman continued, “During 2005 we invested heavily in the business, by adding key personnel, strengthening our infrastructure, and preparing the launch of our new mobile disk-erase and audit facility. As a result, we now have the most advanced on-site and off-site services in the industry. We are also the only end-of-life data security provider that will indemnify our clients from liability and can offer truly global capabilities. With these investments in place, we expect our operating expenses will remain in check during fiscal 2006. As we continue to grow revenues and leverage our existing infrastructure, we expect to return to profitability in early 2006, and anticipate all three divisions will be profitable during the second half of 2006.”

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New client and channel partners signed during the quarter:
●	9 new Data Security & Compliance customers including:
-	One of the leading global telecommunications companies
-	A major U.S. stock exchange
-	One of the nation’s largest grocery retailers
-	A premier transaction processing company
-	One of the largest third-party business process outsourcing providers
-	One of the world’s largest private banking and asset management firms
-	One of North America’s leading branded and value-added food companies
-	A leader in business and leisure travel
-	Fortune 500 provider of commercial cleaning and sanitizing products

●	5 new Data Security & Compliance channel partners including:
-	Nationwide cost-containment and cost reduction strategy firm
-	Leading outsourced technology recycler
-	Transportation solutions provider
-	National supplier of office furniture and equipment
-	A leading direct marketer of business computing solutions

●	Many new and incremental Data Center Hardware & Data Center Maintenance clients, including these 6 new maintenance clients:
-	Fortune 100 defense and government contractor
-	A major manufacturer and mail order retailer of outdoor apparel and outdoor equipment
-	A premier provider of transportation services
-	The largest division of a global 500 company, which provides information solutions to legal, tax, accounting, and other business professionals
-	One of the largest nationwide providers of insurance, banking, and investment services
-	A leading worldwide financial services company

Total revenue for the fourth quarter of 2005 increased to $11.4 million, compared to $6.3 million for the same period in 2004, reflecting a 143.7% increase in revenue from the company’s Data Security and Compliance division, a 55.3% increase in revenue from the company’s Data Center Hardware division, and a 19.1% increase in the company’s Data Center Maintenance division. Total revenue for the twelve months ended December 31, 2005, increased to $36.4 million, compared to $22.1 million for 2004, aided by the company’s acquisition of QualTech International and QualTech Services Group in May 2004.

Net loss for the fourth quarter of 2005 was $42,000 or $0.00 per share, compared to net loss of $208,000 or $0.01 per share, for the same period in 2004, reflecting the company’s investments in infrastructure to meet the growing demand for its data security and compliance services. Net loss for the fourth quarter of 2005 included non-recurring events and adjustments to inventory accounts totaling $203,000. Net loss for the twelve months ended December 31, 2005 was $1.3 million or $0.05 per share, versus net income of $34,000 or $0.00 per share for 2004.

Conference Call

The company will host a conference call on Thursday, February 23rd, at 4:30 p.m. Eastern time, to discuss its results for the 2005 fiscal fourth quarter. To participate in the call, please dial (706) 679-7685. A live Webcast of the call will also be available on the company's Web site, www.QSGI.com. To listen to the live call online, please visit the site at least 10 minutes early to register, download and install any necessary audio software. The Webcast will be archived on the site, and a telephone replay of the call will be available for seven days beginning at 7:30 p.m. Eastern time, February 23rd, at 706-645-9291, using conference ID #5488139.

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About QSGI
QSGI is the only data security and regulatory compliance provider offering a full suite of end-of-life and other life-cycle services for a Fortune 1000 corporation’s and government client’s entire information technology (IT) platform. QSGI offsets its clients’ expenses through its value-added remarketing program. Prior to resale, the company utilizes its proprietary Department of Defense (DOD) level certified data sweep to eliminate otherwise recoverable data. QSGI reduces its clients' potential liability by ensuring regulatory and environmental compliance for IT products. QSGI also maintains and provides services on enterprise-class hardware, including mainframes, midrange servers, tape storage products and disk storage products. Given the sensitive nature of the company’s client relationships, it does not provide the names of its clients.

Statements about QSGI’s future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are ‘forward-looking statements’ within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. QSGI intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and QSGI’s actual results could differ materially from expected results. QSGI undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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QSGI INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
Assets
	December 31,
	2005	2004
Current Assets
Cash and cash equivalents	$153,794	$844,939
Accounts receivable, net of reserve of $80,000
and $50,000 in 2005 and 2004, respectively	7,014,129	3,612,530
Accounts receivable - related party	—	119,046
Inventories	4,136,304	2,721,505
Prepaid expenses and other assets	227,352	165,741
Deferred income taxes	155,668	67,511
Total Current Assets	11,687,247	7,531,272

Property And Equipment, Net	605,887	552,560

Goodwill	3,212,314	3,125,794

Intangibles, Net	2,872,240	3,188,896

Other Assets	116,225	89,843

	$18,493,913	$14,488,365

Liabilities And Stockholders' Equity
Current Liabilities
Current maturities of notes payable	$—	$603,376
Revolving lines of credit	3,631,500	1,155,500
Accounts payable	2,254,136	1,590,928
Accrued expenses	279,090	265,391
Accrued payroll	264,134	86,724
Deferred revenue	404,540	346,031
Other current liabilities	29,366	123,481
Total Current Liabilities	6,862,766	4,171,431

Deferred Income Taxes	280,318	1,115,870
Notes Payable	—	255,000

Total Liabilities	7,143,084	5,542,301

Redeemable Convertible Preferred Stock	1,967,220	—

Commitments And Contingencies

Stockholders' Equity
Preferred shares: authorized 5,000,000 in 2005
and 2004, $0.01 par value, none issued	—	—
Common shares: authorized 55,000,000 in 2005 and 2004,
$0.01 par value; 28,670,631 shares issued and outstanding
in 2005 and 25,550,007 issued and outstanding in 2004	286,706	255,500
Additional paid-in capital	11,093,881	9,421,356
Retained earnings (deficit)	(1,996,978)	(730,792)
Total Stockholders' Equity	9,383,609	8,946,064

	$18,493,913	$14,488,365

QSGI INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Three Months		For The Years
	Ended December 31,		Ended December 31,
	2005	2004	2005	2004

Revenue	$11,374,622	$6,342,201	$36,386,138	$22,079,796

Cost Of Sales	9,264,481	5,131,884	28,886,169	16,651,383

Gross Profit	2,110,141	1,210,317	7,499,969	5,428,413

Selling, General And Administrative Expenses	2,183,896	1,408,005	8,731,946	4,835,565

Depreciation And Amortization	167,802	159,116	634,014	391,672

Interest Expense, Net	69,273	23,502	160,441	83,307

Income (Loss) Before Provision (Benefit) For	(310,830)	(380,306)	(2,026,432)	117,869
Income Taxes

Provision (Benefit) For Income Taxes	(268,952)	(172,256)	(760,246)	83,393

Net Income (Loss)	(41,878)	(208,050)	(1,266,186)	34,476

Preferred Stock Dividend	3,945	—	3,945	—

Net Income (Loss) Available To Common Stockholders	$(45,823)	$(208,050)	$(1,270,131)	$34,476

Net Income (Loss) Per Common Share - Basic	$—	$(0.01)	$(0.05)	$—

Net Income (Loss) Per Common Share - Diluted	$—	$(0.01)	$(0.05)	$—

Weighted Average Number of Common Shares
Outstanding - Basic	28,589,333	25,040,612	28,132,778	24,659,853

Weighted Average Number of Common Shares
Outstanding - Diluted	28,589,333	25,040,612	28,132,778	27,944,181

QSGI INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Years
	Ended December 31,
	2005	2004
Cash flows from operating activities
Net income (loss)	$(1,266,186)	$34,476
Adjustments to reconcile net income (loss) to net cash
used in operating activities:
Depreciation and amortization	634,014	391,672
Stock option compensation expense	61,334	289,666
Deferred income taxes	(760,465)	37,735
Common stock issued for services	129,500	209,200
Change in assets and liabilities:
Accounts receivable	(3,282,553)	(2,177,369)
Inventories	(1,414,799)	(1,538,500)
Prepaid expenses and other current assets	(92,280)	(104,125)
Other assets	(13,921)	(2,512)
Accounts payable and accrued expenses	818,711	714,261
Net Cash Used In Operating Activities	(5,186,645)	(2,145,496)

Cash Flows From Investing Activities
Payments for patent and trademark	—	(3,010)
Acquisition of business, net of cash acquired	(86,520)	(3,005,375)
Purchases of property and equipment	(352,477)	(206,111)
Net Cash Used In Investing Activities	(438,997)	(3,214,496)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock and warrants	—	3,300,000
Proceeds from the issuance of redeemable preferred stock	1,967,220	—
Stock warrants exercised	1,350,000	750,000
Stock options exercised	1,259,808	899,050
Stock warrants repurchased	(1,256,210)	—
Preferred stock dividends	(3,945)	—
Net amounts borrowed under revolving lines of credit	2,476,000	638,308
Amounts borrowed (paid) - notes payable	(500,000)	500,000
Principal payments - notes payable	(358,376)	(152,582)
Net Cash Provided By Financing Activities	4,934,497	5,934,776

Net Increase (Decrease) In Cash And Cash Equivalents	(691,145)	574,784

Cash And Cash Equivalents - Beginning Of Year	844,939	270,155

Cash And Cash Equivalents - End Of Year	$153,794	$844,939

Supplemental Disclosure Of Cash Flow Information
Income taxes paid (refunds received)	$(27,516)	$550
Interest paid	135,456	58,561